                                                                       Exhibit 3






          ==========================================================





                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                             RITE AID CORPORATION

                         OCEAN ACQUISITION CORPORATION

                                      AND

                               REVCO D.S., INC.

                                  DATED AS OF

                               NOVEMBER 29, 1995





          ==========================================================

                                                         TABLE OF CONTENTS
                                                                                                                         PAGE
                                                                                                                         ----
ARTICLE I          THE OFFER AND MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    Section 1.1    The Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    Section 1.2    Company Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
    Section 1.3    The Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    Section 1.4    Effective Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    Section 1.5    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    Section 1.6    Directors and Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    Section 1.7    Stockholders' Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE II         CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
    Section 2.1    Conversion of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
    Section 2.2    Alternative Consideration and Additional
                            Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    Section 2.3    Issuance of Parent Common Stock or Payment of Cash Consideration   . . . . . . . . . . . . . . . . .   15
    Section 2.4    Treatment of Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    Section 2.5    Stock Transfer Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    Section 2.6    Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    Section 3.1    Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    Section 3.2    Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    Section 3.3    Corporate Authorization; Validity of Agreement; Company Action   . . . . . . . . . . . . . . . . . .   24
    Section 3.4    Consents and Approvals; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    Section 3.5    SEC Reports and Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    Section 3.6    Absence of Certain Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    Section 3.7    No Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    Section 3.8    Information in Proxy Statement/Prospectus.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    Section 3.9    Employee Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    Section 3.10   Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
    Section 3.11   No Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
    Section 3.12   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
    Section 3.13   Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    Section 3.14   Assets; Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    Section 3.15   Environmental Matters.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    Section 3.16   Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    Section 3.17   Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    Section 3.18   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    Section 3.19   Transactions with Affiliates.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
    Section 3.20   Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
    Section 3.21   Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF PARENT AND
                   SUB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
    Section 4.1    Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
    Section 4.2    Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
    Section 4.3    Corporate Authorization; Validity of Agreement; Necessary Action   . . . . . . . . . . . . . . . . .   40
    Section 4.4    Consents and Approvals; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                                                                 i


0139329.08-01S2a

                                                                                                                         PAGE
                                                                                                                         ----
    Section 4.5    SEC Reports and Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
    Section 4.6    Absence of Certain Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
    Section 4.7    No Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
    Section 4.8    Information in Proxy Statement/Prospectus.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
    Section 4.9    Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    Section 4.10   Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    Section 4.11   Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
    Section 4.12   No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
    Section 4.13   Financing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
    Section 4.14   Opinion of Financial Advisor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE V          COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
    Section 5.1    Interim Operations of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
    Section 5.2    Treatment of Certain Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    Section 5.3    Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
    Section 5.4    Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
    Section 5.5    Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
    Section 5.6    No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
    Section 5.7    Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
    Section 5.8    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
    Section 5.9    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
    Section 5.10   Directors' and Officers' Insurance and Indemnification   . . . . . . . . . . . . . . . . . . . . . .   61
    Section 5.11   Rule 145 Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    Section 5.12   Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    Section 5.13   Proxy Statement/Prospectus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
    Section 5.14   New York State Real Property Transfer and Gains Taxes.   . . . . . . . . . . . . . . . . . . . . . .   64
    Section 5.15   Confidentiality/Standstill Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    Section 5.16   Stock Exchange Listing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

ARTICLE VI         CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
    Section 6.1    Conditions to the Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

ARTICLE VII        TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
    Section 7.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
    Section 7.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    Section 7.3    Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

ARTICLE VIII       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
    Section 8.1    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
    Section 8.2    Finders' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    Section 8.3    Amendment and Modification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    Section 8.4    Nonsurvival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    Section 8.5    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
    Section 8.6    Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    Section 8.7    Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    Section 8.8    Entire Agreement; No Third Party Beneficiaries; Rights of Ownership  . . . . . . . . . . . . . . . .   72
    Section 8.9    Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
    Section 8.10   Specific Performance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73





0139329.08-01S2a                                                       ii

                                                                                                                         PAGE
                                                                                                                         ----
    Section 8.11   Governing Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
    Section 8.12   Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
    Section 8.13   Joint and Several Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Exhibits
Annexes





0139329.08-01S2a                                                       iii

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                   AGREEMENT AND PLAN OF MERGER, dated as of November 29, 1995, by and among Rite Aid Corporation, a Delaware corporation ("Parent"), Ocean Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Revco D.S., Inc., a Delaware corporation (the "Company").

                   WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                   WHEREAS, it is intended that the acquisition be accomplished by Sub commencing a cash tender offer for Shares (as defined in Section 1.1) to be followed by a merger of Sub with and into the Company (the "Merger"), with the Company being the surviving corporation;

                   WHEREAS, as a condition and inducement to Parent and Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Stockholder Agreement with Zell/Chilmark Fund, L.P. in the form of Exhibit A hereto (the "Zell/Chilmark Stockholder Agreement"), pursuant to which, among other things, such stockholder has agreed to vote the Shares then owned by such stockholder in favor of the Merger provided for herein;

                   WHEREAS, as a condition and inducement to Parent and Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into a Stock Option Agreement in the form of Exhibit B hereto (the "Stock Option Agreement"), pursuant to which, among other things, the Company has granted Parent the right to purchase Shares representing 19.9% of the outstanding Shares at the date of exercise under certain circumstances;

                   WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by this Agreement, the Zell/Chilmark Stockholder Agreement and the Stock Option Agreement in accordance with the provisions of
Section 203 of the Delaware General Corporation Law (the "DGCL") and has resolved to recommend the acceptance





0139329.08-01S2a
of the Offer (as defined in Section 1.1) and the approval of the Merger by the holders of Shares; and

                   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Zell/Chilmark Stockholder Agreement and the Stock Option Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                              THE OFFER AND MERGER

                   Section 1.1 THE OFFER. (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash not less than 35,144,833 shares and up to all of the issued and outstanding common stock, par value $.01 per share (referred to herein as either the "Shares" or "Company Common Stock"), of the Company at a price of $27.50 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), the exact number of Shares within such range to be determined by Parent in its sole discretion, it being hereby agreed that Parent may change the amount of Shares sought to be purchased in the Offer within such range at any time prior to consummation of the Offer, provided that Parent complies with the requirements of Rule 14e-1 of the Exchange Act. The Offer shall be subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, at least 35,144,833 Shares or such other number of Shares as shall equal 50.1% of the Shares outstanding on a fully-diluted basis as of the expiration of the Offer (the "Minimum Condition") and to the other conditions set forth in Annex A hereto. Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as practicable after the later of the satisfaction of the conditions to the Offer and the expiration of the Offer; PROVIDED, HOWEVER, that no such payment shall be made until after any calculation of proration as required by applicable





0139329.08-01S2a                                                       2
law. The obligations of Sub to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto. Without the written consent of the Company, Sub shall not amend or waive the Minimum Condition, decrease the Offer Price, change the number of Shares sought to an amount less than 50.1% of the outstanding Shares on a fully-diluted basis, change the form of consideration to be paid pursuant to the Offer or impose conditions to the Offer in addition to those set forth in Annex A hereto, or amend any other term or condition of the Offer in any manner which is adverse to the holders of Shares; provided, however, that if on the initial scheduled expiration date of the Offer (as it may be extended in accordance with the terms hereof), all conditions to the Offer shall not have been satisfied or waived, the Offer may be extended from time to time without the consent of the Company for such period of time as is reasonably expected to be necessary to satisfy the unsatisfied conditions. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

                            (b) Parent and Sub shall file with the United
States Securities and Exchange Commission (the "SEC") as soon as practicable on the date the Offer is commenced, a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1") which will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with the Schedule 14D-1 and any amendments and supplements thereto, the "Offer Documents"). Parent and Sub represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the





0139329.08-01S2a                                                       3
circumstances under which they were made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied by the Company in writing for inclusion in the Offer Documents. The information supplied by the Company for inclusion in the Offer Documents will not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Sub further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Sub, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 and the Offer Documents before they are filed with the SEC. In addition, Parent and Sub agree to provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. Parent and Sub will cooperate with the Company in responding to any comments received from the SEC with respect to the Offer and amending the Offer in response to any such comments.

                   Section 1.2  COMPANY ACTIONS.

                            (a) The Company hereby approves of and consents to
the Offer and represents that the Board of Directors, at a meeting duly called and held, has unanimously (with one director absent and two directors abstaining) (i) determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Offer, the Merger, the Zell/Chilmark





0139329.08-01S2a                                                       4

Stockholder Agreement, the Stock Option Agreement and the transactions contemplated thereby, are fair to and in the best interests of the holders of Shares, (ii) approved this Agreement and the transactions contemplated hereby, including, without limitation, the Offer and the Merger, and approved the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement and the transactions contemplated thereby, such determination and approval constituting approval thereof for purposes of Section 203 of the DGCL, and (iii) resolved to recommend that the stockholders of the Company who desire to receive cash for their Shares accept the Offer and tender their Shares thereunder to Sub and that all stockholders of the Company approve and adopt this Agreement; provided, however, that prior to the purchase by Sub of Shares pursuant to the Offer, the Company may modify, withdraw or change such recommendation only to the extent that the Board of Directors of the Company determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to so withdraw, modify or change would result in a breach of the Board of Directors' fiduciary duties under applicable laws.

                            (b)  Concurrently with the commencement of the
Offer, the Company shall file with the SEC a Solicita- tion/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall contain the recommendation referred to in clauses (i), (ii) and (iii) of
Section 1.2(a) hereof; provided, however, that the Company may modify, withdraw or change such recommendation only to the extent that the Board of Directors of the Company determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to so withdraw, modify or change would result in a breach of the Board of Directors' fiduciary duties under applicable laws and any such withdrawal, change or modification shall not constitute a breach of this Agreement. The Company represents that the
Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the





0139329.08-01S2a                                                       5
circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub for inclusion in the Schedule 14D-9. The information supplied by Parent and Sub for inclusion in the Schedule 14D-9 will not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Sub and their counsel in writing with any comments the Company or its counsel may receive from time to time from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments. The Company will cooperate with Parent and Sub in responding to any comments received from the SEC with respect to the Schedule 14D-9 and amending the Schedule 14D-9 in response to any such comments.

                            (c)  In connection with the Offer, if requested by
Sub, the Company will promptly furnish or cause to be furnished to Sub mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish Sub with such information and assistance as Sub or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Except for such steps as are necessary to disseminate the Offer





0139329.08-01S2a                                                       6

Documents, Parent and Sub shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

                            (d)  The Board of Directors of the Company has
received the written opinion of Morgan Stanley & Co. Incorporated ("Company Financial Advisor"), dated as of a date which is on or prior to the date of this Agreement, to the effect that, as of such date, the consideration to be received by holders of Shares (other than Sub and its affiliates) pursuant to the Offer and Merger, taken together, is fair from a financial point of view to such holders (the "Company Fairness Opinion"). The Company has delivered to Sub a copy of the Company Fairness Opinion, together with Company Financial Advisor's authorization to the inclusion of the Company Fairness Opinion in the Offer Documents and the Proxy Statement/Prospectus (as defined in Section 1.7).

                   Section 1.3 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the DGCL at the Effective Time, the Company and Sub shall consummate a merger (the "Merger") pursuant to which (i) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, and (ii) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. Pursuant to the Merger, (x) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorpo- ration of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws. The Merger shall have the effects set forth in the DGCL.





0139329.08-01S2a                                                       7

                   Section 1.4 EFFECTIVE TIME. (a) Parent, Sub and the Company will cause a Certificate of Merger (the "Certificate of Merger") with respect to the Merger to be executed and filed on the date of the Closing (as defined in Section 1.5) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time".

                            (b)  If Shares are purchased in the Offer, Parent
and Sub covenant and agree to consummate the Merger pursuant to the terms of this Agreement not later than June 30, 1996.

                   Section 1.5 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto.

                   Section 1.6 DIRECTORS AND OFFICERS. (a) Promptly upon the acceptance for payment of any Shares by Parent or any of its Subsidiaries (as defined in Section 3.1 hereof) pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Sub, Parent and any of their affiliates bears to the total number of shares of Company Common Stock then outstanding. The Company shall, upon request of Parent, use its best efforts promptly either to increase the size of its Board of Directors or, at the Company's election, secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected to the Company's Board, and shall cause Parent's designees to be





0139329.08-01S2a                                                       8
so elected. At such time, the Company shall also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Company Common Stock is listed. Notwithstanding the foregoing, until the Effective Time, each of Parent, Sub and the Company shall use its best efforts to retain as a member of the Company's Board of Directors at least two directors who are directors of the Company on the date hereof (the "Continuing Directors"); PROVIDED, THAT subsequent to the purchase of and payment for Shares pursuant to the Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors. In the event of a vacancy on the Board of Directors resulting from the resignation or death of any Continuing Director, such vacancy shall be filled by the remaining Continuing Directors, or if there are no remaining Continuing Directors by the designees of Zell/Chilmark Fund, L.P. The Company's obligations under this Section 1.6(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.6(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or Sub will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.6(a) are in addition to and shall not limit any rights which Sub, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                            (b)  From and after the time, if any, that Parent's
designees constitute a majority of the Company's Board of Directors and prior to the Effective Time, (i) any material amendment of this Agreement, (ii) any termination of this Agreement by the Company, (iii) any exten-

0139329.08-01S2a                                                       9
sion of time for performance of any of the obligations of Parent or Sub hereunder, (iv) any waiver of any condition or any of the Company's rights hereunder, (v) any amendment or change to the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, (vi) any amendment or change to any Benefit Plan (as defined in Section 3.9(a)) or compensation policies or severance obligations (including those agreements or obligations referenced in Section 3.9 hereof or set forth in Schedule 3.9 of the Company Disclosure Schedule) or (vii) any amendment or change to the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof, may be effected only by the action of a majority of the Board of Directors of the Company, which majority includes a majority of the Continuing Directors; PROVIDED, THAT if there shall be no Continuing Directors, actions may be effected by majority vote of the entire Board of Directors of the Company. Any actions with respect to the enforcement of this Agreement by the Company shall be effected only by the action of a majority of the Continuing Directors.

                            (c)  The directors and officers of Sub at the
Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                   Section 1.7 STOCKHOLDERS' MEETINGS. (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Special Meeting"), as soon as practicable after the registration statement on Form S-4 (together with all amendments, schedules, and exhibits thereto) to be filed by Parent in connection with the registration of the Parent Common Stock to be issued by Parent in the Merger (the "Registration Statement") is declared effective, for the purpose of considering and taking action upon this Agreement. The Company shall include in the joint proxy statement/prospectus forming a part of the Registration Statement (the "Proxy Statement/Prospectus") the recommendation of the Board of Directors of the Company that




0139329.08-01S2a                                                      10
stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement. Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, Sub or any of its other Subsidiaries, in favor of the approval of the Merger and adoption of the Merger Agreement at the Company Special Meeting.

                              (b)  In order to consummate the Merger, Parent,
acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Special Meeting" and together with the Company Special Meeting, the "Special Meetings"), as soon as practicable after the Registration Statement is declared effective, for the purpose of authorizing the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger. Parent shall include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of Parent that stockholders of Parent vote in favor of the issuance of shares of Parent common stock, par value $1.00 per share ("Parent Common Stock"), in the Merger.

                              (c)  Nothing in this Section 1.7 is intended to
impair the fiduciary duties of the Boards of Directors of the Company or Parent or, in the case of the Board of Directors of the Company, to restrict its ability to exercise its right of termination pursuant to Section 7.1(c)(1) of this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

                   Section 2.1 CONVERSION OF SHARES. (a) Each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time, without any other action by Parent, Sub or the Company, shall, at the Effective Time, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                            (b)  Each share of Company Common Stock issued and
outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.1(d) hereof and other than Dissenting Shares




0139329.08-01S2a                                                      11

(as defined in Section 2.6), if any) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into either (i) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock determined as set forth in clause (c) below; PROVIDED that Parent shall not issue more than 1.12500 nor less than .91666 shares of Parent Common Stock per Share (the "Exchange Ratio") or (ii) if the alternative consideration contemplated by Section 2.2 hereof is applicable, then the right to receive the Alternative Consideration (as defined in Section 2.2), plus, in each of clause
(i) and (ii) above, any Additional Consideration contemplated by Section 2.2 hereof.

                   (c) For purposes hereof, "Average Parent Share Price" shall mean the average closing price per share of Parent Common Stock on the New York Stock Exchange (the "NYSE") as reported on the NYSE Composite Tape for fifteen NYSE trading days selected by Parent and the Company by lot from among the forty NYSE trading days ending on the fifth trading day immediately preceding the Company Special Meeting. "Transaction Price" shall mean $27.50 per Share. The number of shares of Parent Common Stock into which each Share shall be converted in the Merger shall be determined as follows:

                   1. In the event the Average Parent Share Price equals the Transaction Price, each Share shall be converted into one share of Parent Common Stock.

                   2. In the event that the Average Parent Share Price is greater than the Transaction Price, each Share shall be converted into a number of shares of Parent Common Stock (rounded to the nearest one one-hundred thousandth) determined by the following formula:

Number of shares of    Transaction Price plus .5 x (Average
Parent Common Stock  = Parent Share Price Minus Transaction Price)
                       ------------------------------------------------
                       Average Parent Share Price

                   3. In the event that the Average Parent Share Price is less than the Transaction Price, each Share shall be converted, at the option of Parent, into either:




0139329.08-01S2a                                                      12

(I) a number of shares of Parent Common Stock (rounded to the nearest one one-hundred thousandth) determined by the following formula:

Number of shares of     Transaction Price minus .5 x (Transaction
Parent Common Stock  =  Price minus Average Parent Share Price)
                        -------------------------------------------
                        Average Parent Share Price

or (II) one share of Parent Common Stock plus the Cash Adjustment Amount, without any interest thereon, where the Cash Adjustment Amount is determined by the following formula:


Cash Adjust-       =        .5 x (Transaction Price minus
ment Amount                 Average Parent Share Price);

PROVIDED, HOWEVER, in no event shall the Cash Adjustment Amount be greater than $2.75 per Share.

                            (d)  All shares of Company Common Stock that are
owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other direct or indirect wholly owned Subsidiary of Parent shall, at the Effective Time, be cancelled and retired and shall cease to exist and no Parent Common Stock or cash, if the alternative consideration contemplated by Section 2.2 hereof is applicable, shall be delivered in exchange therefor.

                            (e)  On and after the Effective Time, holders of
certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the consideration set forth in this Article II (other than the Additional Consideration provided by Section 2.2(c) hereof) (the "Merger Consideration") for each Share held by them or, if applicable, payments due to holders of Dissenting Shares (as defined in Section 2.6 hereof).

                   Section 2.2 ALTERNATIVE CONSIDERATION AND ADDITIONAL CONSIDERATION. (a) In the event that the stockholders of Parent shall not approve the issuance of Parent Common Stock pursuant to the Merger at the Parent Special Meeting, but all conditions to the Merger are otherwise satisfied or waived (if permissible), the





0139329.08-01S2a                                                      13

Company, Parent and Sub shall nonetheless consummate the Merger and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than treasury Shares and Shares owned by Parent and its Subsidiaries) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder hereof, be converted into the right to receive the following consideration (the "Alternative Consideration") in a combination of shares of Parent Common Stock and cash determined as follows:

                            1.  The number of shares of Parent Common Stock into
which each Share shall be converted in the Merger (the "Adjusted Exchange Ratio") shall equal the Exchange Ratio determined pursuant to Section 2.1(c) hereof (assuming no Cash Adjustment Amount is paid) multiplied by a fraction (the "Adjustment Fraction"), the numerator of which is the number of shares of Parent Common Stock equal to 19.9% of the then outstanding shares of Parent Common Stock and the denominator of which is (a) the Exchange Ratio multiplied by (b) the aggregate number of outstanding Shares (other than treasury Shares and Shares owned by Parent and its Subsidiaries); and

                            2.  The amount of cash (the "Adjusted Alternative
Cash Consideration") into which each Share shall be converted in the Merger shall equal the Transaction Price multiplied by 1 minus the Adjustment Fraction.

                            (b)  In the event the Merger is not consummated
prior to April 29, 1996 and the Company shall not have materially breached this Agreement (other than by acts caused or permitted by Parent), then the stockholders of the Company shall be entitled to receive interest on the amount of the Merger Consideration that they receive, from April 29, 1996 until the earlier of the Effective Time or June 30, 1996, calculated at an annual rate equal to the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York). For purposes of calculating the Merger Consideration, the Average Parent Share Price, if not otherwise ascertainable in accordance with the terms of this Agreement, shall be the average price of Parent Common Stock based on the 15 highest closing prices of Parent Common Stock since the consummation of the Offer until the earlier of June 30, 1996 or the Effective Time.





0139329.08-01S2a                                                      14

                            (c)  In the event Parent and/or Sub, in violation
of their obligations under this Agreement, fails or refuses to consummate the Merger on or prior to June 30, 1996 and the Company shall not have materially breached this Agreement (other than by acts caused or permitted by Parent), then, in addition to any rights or remedies that the Company and its stockholders otherwise have in law or at equity as a result thereof, the stockholders of the Company shall be entitled to receive interest from June 30, 1996 on the amount of the Merger Consideration not paid until such Merger Consideration is paid, calculated at the annual rate of the higher of (i) the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York) plus 300 basis points or (ii) the amount otherwise permitted by law. For purposes of calculating the Merger Consideration, the Average Parent Share Price, if not otherwise ascertainable in accordance with the terms of this Agreement, shall be the average price of Parent Common Stock based on the 15 highest closing prices of Parent Common Stock since the consummation of the Offer until such Merger Consideration is paid. Any additional consideration paid or payable pursuant to Section 2.2(b) or Section 2.2(c) is referred to herein as "Additional Consideration".

                   Section 2.3 ISSUANCE OF PARENT COMMON STOCK OR PAYMENT OF CASH CONSIDERATION. (a) The manner in which each Share (other than Shares to be cancelled as set forth in Section 2.1(d)) shall be converted into Parent Common Stock or, if the Alternative Consideration contemplated by Section 2.2 hereof is applicable, the right to receive the Alternative Consideration in the Merger shall be as set forth in this Section 2.3.

                            (b)  No certificates or scrip representing
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing Shares, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share of Parent Common Stock, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by





0139329.08-01S2a                                                      15
multiplying (i) the Average Parent Share Price on the date on which the Effective Time occurs by (ii) the fractional interest in a share of Parent Common Stock to which such holder would otherwise be entitled.

                            (c)  Parent shall designate a bank or trust company
to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange Agent") to receive the shares of Parent Common Stock and the Cash Adjustment Amount, if any, or the Alternative Consideration, as the case may be, and any Additional Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to this Article II.

                            (d)  As soon as reasonably practicable after the
Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted pursuant to this Article II into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and any Additional Consideration contemplated by Section 2.2(c). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and any Additional Consideration contemplated by Section 2.2(c) for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration and any Additional Consideration contemplated by Section 2.2(c) is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration and any Additional Consideration contemplated by





0139329.08-01S2a                                                      16

Section 2.2(c) to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

                            (e)  Immediately following the Effective Time,
Parent shall deliver, in trust, to the Exchange Agent, for the benefit of the holders of Shares, (i) certificates representing an aggregate number of shares of Parent Common Stock as nearly as practicable equal to the product of the Exchange Ratio and the number of Shares to be converted into Parent Common Stock as determined by this Article II plus, if applicable, the Cash Adjustment Amount multiplied by the number of Shares to be converted into Parent Common Stock as determined by this Article II or (ii) if the Alternative Consideration contemplated by Section 2.2 hereof is applicable, certificates representing an aggregate number of shares of Parent Common Stock as nearly as practicable equal to the product of the Adjusted Exchange Ratio and the number of Shares to be converted into Parent Common Stock as determined by this Article II, plus an amount of cash equal to the product of the Adjusted Alternative Cash Consideration and the number of Shares to be converted into the Adjusted Alternative Cash Consideration pursuant to this Article II. In addition, Parent shall deliver to the Exchange Agent the aggregate amount of any Additional Consideration to be paid to holders of Shares. As soon as practicable after the Effective Time, each holder of Shares converted into Parent Common Stock (plus the Cash Adjustment Amount, if applicable or any Additional Consideration, if applicable) or cash pursuant to this Article II, upon surrender to the Exchange Agent of one or more Certificates for such Shares for cancellation, shall be entitled to receive either certificates representing the number of shares of Parent Common Stock into which such Shares shall have been converted in the Merger (plus the Cash Adjustment Amount, if applicable, or any Additional Consideration, if applicable) or, in case the Alternative Consideration contemplated by Section 2.2 is applicable the cash (including any Additional Consideration, if applicable) and certificates representing the number of shares of Parent Common Stock into which such Shares shall have been converted in the Merger. No dividends or distributions that have been declared will be paid to persons entitled to receive certificates for





0139329.08-01S2a                                                      17
shares of Parent Common Stock until such persons surrender their Certificates for Shares, at which time all such dividends shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Common Stock, Alternative Consideration or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                            (f)  At any time following nine months after the
Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any shares of Parent Common Stock or funds (including any interest received with respect thereto) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) only with respect to the Merger Consideration payable or issuable upon due surrender of their Certificates, without any interest thereon.

                   Section 2.4 TREATMENT OF STOCK OPTIONS. (a) Effective as of the Effective Time, each option granted by the Company to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior thereto (the "Company Stock Options"), shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company 1992 Long-Term Incentive Compensation Plan, as amended and the Company 1992 Non-Employee Directors' Stock Option Plan, as amended (together the "Option Plans"), and the agreements evidencing grants thereunder). The number of shares of Parent Common Stock subject to, and the option price and terms and conditions of, the new option shall be determined in a manner that preserves both (i) the aggregate gain (or loss) on the Company Stock Option immediately prior to the Effective Time and (ii) the ratio of the exercise price per share subject to the Company Stock Option to the fair market value (determined immediately prior to the Effective Time) per share sub-


0139329.08-01S2a                                                      18
ject to such option, provided that any fractional shares of Parent Common Stock resulting from such determination shall be rounded down to the nearest share. Effective as of the Effective Time, the Surviving Corporation shall assume each Company Stock Option agreement, each as amended, as provided herein. The adjustment provided herein with respect to any Company Stock Options that are "incentive stock options" (as defined in section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with section 424(a) of the Code. The duration, vesting and other terms of the new options shall be the same as the Company Stock Options that they replace, except that all references to the Company shall be deemed to be references to Parent. In the event that a holder of a Company Stock Option is terminated without Cause (as defined in Section 5.5(a) of this Agreement) within 12 months of the Effective Time, then such holder's new option shall become 100% exercisable as of such date of termination.

                   (b) Notwithstanding Section 2.4(a) above, outstanding vested options under the Long Term Incentive Plan (LTIP) held by Covered Executives (as defined in Section 5.5(a) hereof), including options that become vested in connection with a "Change in Control" under the terms of existing award agreements under the LTIP, shall, effective as of the Effective Time become exercisable under a cashless exercise procedure made available by the Company (subject to applicable law and any administrative procedures and policies deemed appropriate by the Company). Individuals subject to Section 16 of the Exchange Act shall be provided with a cash compensation arrangement providing such individuals with the opportunity to receive a cash payment approximating the benefits that would be deprived by reason of Section 16 of the Exchange Act.

                   (c) Effective as of the Effective Time, the Options Plans shall terminate and the provisions in any other plan, program, agreement or arrangement, providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted. Furthermore, the Company shall take all actions necessary to ensure that following the Effective Time, no holder of Company Stock Options or any participant in the Option Plans or any other plans, programs, agreements or arrangements shall have any right





0139329.08-01S2a                                                      19
thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary of either of the foregoing.

                   Section 2.5 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares on the records of the Company. If, after the Effective Time, Certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash or certificates representing Parent Common Stock pursuant to this Article II.

                   Section 2.6 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, in the event the Alternative Consideration or any Additional Consideration contemplated by Section 2.2 hereof is applicable or in the event that Parent elects to pay any Cash Adjustment Amount, Shares which immediately prior to the Effective Time are held by stockholders who have properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such Shares shall no longer be Dissenting Shares.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                   The Company represents and warrants to Parent and Sub as follows:

                   Section 3.1 ORGANIZATION. Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate





0139329.08-01S2a                                                      20
or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, business, results of operations, assets, liabilities, properties or prospects of such entity. If "material adverse effect" is used with respect to more than one entity, it shall mean such events, changes or effects with respect to all such entities taken as a whole. Section 3.1 of the Disclosure Schedule delivered by the Company to Parent on or prior to the date hereof (the "Company Disclosure Schedule") sets forth a complete list of the Company's Subsidiaries.





0139329.08-01S2a                                                      21

                   Section 3.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 100,000,000 Shares and 25,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, (i) 66,587,990 shares of Company Common Stock are issued and outstanding, 700,000 shares of Company Common Stock are held in the Company's treasury, 1,096,101 shares of Company Common Stock are reserved for issuance under the Company's 401(k) Savings Plan, 2,002,220 shares of Company Common Stock are reserved for issuance under the Company's 1993 Employee Stock Purchase Plan and 3,561,377 shares of Company Common Stock are reserved for issuance pursuant to options previously granted pursuant to the Company Stock Option Plans, (ii) no shares of Preferred Stock are issued and outstanding, and
(iii) no Shares or shares of Preferred Stock are issued and held in the treasury of the Company. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the Company Stock Option Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable.
Except as disclosed in Section 3.2(a) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement and the Stock Option Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. Except as disclosed in





0139329.08-01S2a                                                      22

Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Except as permitted by this Agreement, following the Merger, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                            (b)  Except as disclosed in Section 3.2(b) of the
Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims or encumbrances of any nature whatsoever.

                            (c)  Except for the Zell/Chilmark Stockholder
Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. The Company has delivered to Parent a letter agreement which causes the termination, as of the consummation of the Offer, of the Stockholder Agreement by and between Zell/Chilmark and the Company dated as of June 1, 1992 the Registration Rights Agreement by and between Zell/Chilmark Fund, L.P. and the Company dated as of June 1, 1992 and the Registration Rights Agreement by and between Magten Asset Management Corporation ("Magten") and the Company, dated as of January 20, 1993 (such agreements being referred to herein as the "Existing Company/Stockholder Agreements").

        (d) At the Effective Time, the number of shares of Company Common Stock outstanding shall not exceed 73,247,688.





0139329.08-01S2a                                                      23

                   Section 3.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, and, subject to obtaining any necessary approval of its stockholders as contemplated by
Section 1.7(a) hereof with respect to the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by its Board of Directors and, except in the case of this Agreement for obtaining the approval of its stockholders as contemplated by Section 1.7(a) hereof with respect to the Merger, no other corporate action or proceedings on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and, assuming this Agreement and the Stock Option Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                            (b)  The Board of Directors of the Company has duly
and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement (including, without limitation, the Offer, the acquisition of Shares pursuant to the Offer and the Merger, the Stock Option Agreement, the Zell/Chilmark Stockholder Agreement and the termination of the Existing Company/Stockholder Agreements), including, but not limited to, all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to such transactions.





0139329.08-01S2a                                                      24

                   Section 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as disclosed in Section 3.4 of the Company Disclosure Schedule, and except for all filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the DGCL, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and for the approval of this Agreement by the Company's stockholders and the filing and recordation of the Certificate of Merger as required by the DGCL, neither the execution, delivery or performance of this Agreement and the Stock Option Agreement, nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company and its Subsidiaries and would not, or would not be reasonably likely to, materially impair the consummation of the Offer or the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness (collectively, the "Debt Instruments"), lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which either has a term of more than one year or involves the payment or receipt of money in excess of $300,000 (a "Company Agreement") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case





0139329.08-01S2a                                                      25
of clause (iii) or (iv) for such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, and which would not, or would not be reasonably likely to, materially impair the consummation of the Offer, the Stock Option Agreement or the Zell/Chilmark Stockholder Agreement or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby.

                   Section 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since May 30, 1992 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.





0139329.08-01S2a                                                      26

                   Section 3.6 ABSENCE OF CERTAIN CHANGES. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or as otherwise disclosed to Parent in Section 3.6 of the Company Disclosure Schedule, from June 3, 1995 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course of business consistent with past practice. From June 3, 1995 through the date of this Agreement, there has not occurred
(i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries, other than dividends paid by wholly owned Subsidiaries; or (iii) any material change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Except as set forth on Schedule 3.6 of the Company Disclosure Schedule, from June 3, 1995 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

                   Section 3.7 NO UNDISCLOSED LIABILITIES. Except (a) to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from June 3, 1995 through the date of this Agreement, neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the June 3, 1995 consolidated balance sheet of the Company and its Subsidiaries.
Section 3.7 of the Company Disclosure Schedule sets forth each instrument evidencing indebtedness of the Company and its Subsidiaries which





0139329.08-01S2a                                                      27
will accelerate or become due or payable, or result in a right of redemption or repurchase on the part of the holder of such indebtedness, or with respect to which any other payment or amount will become due or payable, in any such case with or without due notice or lapse of time, as a result of this Agreement, the Merger or the other transactions contemplated hereby.

                   Section 3.8 INFORMATION IN PROXY STATEMENT/PROSPECTUS. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders, on the date filed with the SEC and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, PROVIDED, HOWEVER, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meetings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                   Section 3.9 EMPLOYEE BENEFIT PLANS; ERISA. (a) As of the date of this Agreement, except as set forth in Section 3.9(a) of the Company Disclosure Schedule: there are no material employee benefit plans, arrangements, practices, contracts or agreements (including, without limitation, employment agreements, change of control employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company,





0139329.08-01S2a                                                      28
any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of section 4001(a)(14) of ERISA, or with respect to which the Company or any of its Subsidiaries has or may have a liability, other than those listed on Section 3.9(a) of the Company Disclosure Schedule (the "Benefit Plans"). Except as disclosed in Section 3.9(a) of the Company Disclosure Schedule (or as otherwise permitted by this Agreement): (1) neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company or any ERISA Affiliate; and (2) since September 31, 1995, there has been no change, amendment, modification to, or adoption of, any Benefit Plan. Section 3.9(a) of the Company Disclosure Schedule contains a list of each material employment, termination, severance, incentive and deferred compensation agreement or arrangement that is a Benefit Plan, and the date of execution of each such agreement or arrangement.

                            (b)  Except as disclosed in Section 3.9(b) of the
Company Disclosure Schedule, under the applicable laws of all jurisdictions within the United States of America and all foreign jurisdictions, with respect to any Benefit Plan, there are no material amounts accrued but unpaid as of the most recent balance sheet date that are not reflected on that balance sheet prepared in accordance with GAAP.

                            (c)  With respect to each Benefit Plan, except as
disclosed on Schedule 3.9(c) of the Company Disclosure Schedule and as would not have a material adverse effect on the Company and its Subsidiaries: (i) if intended to qualify under section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred; (iv) no disputes are pending, or, to the knowledge of the Company, threatened; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred; (vi) no lien imposed under the Code or ERISA exists or is likely to exist; and (vii) all contributions and premiums due (including any extensions





0139329.08-01S2a                                                      29
for such contributions and premiums) have been made in full.

                            (d)  Except as disclosed in Section 3.9(d) of the
Company Disclosure Schedule, none of the Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in section 412 of the Code, whether or not waived.

                            (e)  Except as disclosed on Section 3.9(e) of the
Company Disclosure Schedule: (i) neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA since the effective date of ERISA that has not been satisfied in full except as would not have or would not reasonably be likely to have a material adverse effect on the Company and its Subsidiaries (including sections 4063-4064 and 4069 of ERISA) and, to the knowledge of the Company, no basis for any such liability exists; (ii) neither the Company nor any ERISA Affiliate maintains (or contributes to), or has maintained (or has contributed to) within the last six years, any employee benefit plan that is subject to Title IV of ERISA; and (iii) there is no pending dispute between the Company or any ERISA Affiliate concerning payment of contributions or payment of withdrawal liability payments.

                            (f)  With respect to each Benefit Plan that is a
"welfare plan" (as defined in section 3(1) of ERISA), except as specifically disclosed in Section 3.9(f) of the Company Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis, and each such welfare plan may be amended or terminated by the Company or any of its Subsidiaries at any time with respect to such former or current employees.

                            (g)  With respect to each Benefit Plan that is
intended to provide special tax treatment to participants (including sections 79, 105, 106, 125, 127 and 129 of the Code), to the Company's knowledge, such Benefit Plan has satisfied all of the material requirements for the receipt of such special tax treatment since January 1, 1992.





0139329.08-01S2a                                                      30

                            (h)  Except as specifically set forth in Section
3.9(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Benefit Plan, or (ii) constitute or result in a prohibited transaction under section 4975 of the Code or section 406 or 407 of ERISA with respect to any Benefit Plan.

                            (i)  Except as disclosed on Section 3.9(i) of the
Company Disclosure Schedule, neither the Company, any Benefits Affiliate nor any "administrator" as that term is defined in section 3(16) of ERISA, has any liability with respect to or connected with any Benefit Plan for excise taxes payable under the Code or civil penalties payable under ERISA and, to the Company's knowledge, no basis for any such liability exists.

                            (j)  Except as disclosed on Schedule 3.9(j) of the
Company Disclosure Schedule, there is no Benefit Plan that is a "multiemployer plan," as such term is defined in section 3(37) of ERISA, or which is covered by section 4063 or 4064 of ERISA.

                            (k)  With respect to each Benefit Plan except Plans
in which employees of Parent or its Affiliates do not participate and except Multiemployer Plans from which the Company has withdrawn, the Company has delivered or made available to Parent accurate and complete (with de minimis omissions) copies of all plan texts, summary plan descriptions, summaries of material modifications, trust agreements and other related agreements including all amendments to the foregoing; the two most recent annual reports; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the United States Internal Revenue Service (the "Service"); and the two most recent actuarial reports, to the extent any of the foregoing may be applicable to a particular Benefit Plan.





0139329.08-01S2a                                                      31

                            (l)  With respect to each Benefit Plan that is a
"group health plan" as such term is defined in section 5000(b) of the Code, except as specifically set forth in Section 3.9(l) of the Company Disclosure Schedule, to the Company's knowledge, each such Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code except where the failure to so comply would not have a material adverse effect on the Company and its Subsidiaries.

                            (m)  There are no material plans, arrangements,
practices, contracts or agreements (including change of control agreements, severance agreements, retirement agreements, stock option or purchase agreements, medical or death benefit agreements) maintained by the Company or an ERISA Affiliate or with respect to which the Company or any of its Subsidiaries has a material liability to a director or former director (as a director) of the Company or an ERISA Affiliate other than those listed on
Section 3.9(m) of the Company Disclosure Schedule or disclosed in the Company's most recent proxy statement (the "Director Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any Director Plan or modify or change any existing Director Plan that would affect any director or former director of the Company or any ERISA Affiliate.

                   Section 3.10 LITIGATION. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or on
Section 3.10 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its Subsidiaries, or would, or would be reasonably likely to, materially impair the consummation of the Offer or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby.

                   Section 3.11 NO DEFAULT. The business of the Company and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective certificate of incorpora-

0139329.08-01S2a                                                      32
tion or by-laws or similar organizational documents, (b) any Company Agreement or (c) except as disclosed in Section 3.11 of the Company Disclosure Schedule, any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (b) and (c), defaults or violations that would not have a material adverse effect on the Company and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the consummation of the Offer or the ability of the Company to consummate the Merger or the other transactions contemplated hereby. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

                   Section 3.12 TAXES. (a) As of the date of this Agreement, except as set forth in Section 3.12 of the Company Disclosure Schedule:

                            (i)  the Company and its Subsidiaries have (I) duly
filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (II) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof;

                            (ii)  the Company and its Subsidiaries have
complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

                            (iii)  no federal, state, local or foreign audits
or other administrative proceedings or





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
court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received a written notice of any pending audits or proceedings;

                            (iv)  neither the Service nor any other taxing
authority (whether domestic or foreign) has asserted, or to the best knowledge of the Company, is threatening to assert, against the Company or any of its Subsidiaries any deficiency or claim for Taxes; and

                 (b)  As of the date of this Agreement, except as set forth in
Section 3.12 of the Company Disclosure Schedule:

                            (i)  there are no material liens for Taxes upon any
property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

                            (ii)  neither the Company nor any of its
Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

                            (iii)  the federal income Tax Returns of the
Company and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods as set forth on Section 3.12 of the Company Disclosure Schedule;

                            (iv)  neither the Company nor any of its
Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes; and

                            (v)  neither the Company nor any of its
Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.





0139329.08-01S2a                                                      34

                            (c)  "Taxes" shall mean any and all taxes, charges,
fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                   Section 3.13 CONTRACTS. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, and there are no material defaults thereunder by the Company or its Subsidiaries or, to the best knowledge of the Company, by any other party thereto. Except as disclosed in
Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement that expressly limits the ability of the Company or any Subsidiary or affiliate to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time.

                   Section 3.14 ASSETS; REAL PROPERTY. The assets, properties, rights and contracts, including, without limitation (as applicable), title or leaseholds thereto, of the Company and its Subsidiaries, taken as a





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
whole, are sufficient to permit the Company and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as are immaterial to the Company and its Subsidiaries. All material real property owned by the Company and its Subsidiaries (the "Real Property") is owned free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, easements, rights-of-way or other encumbrances and restrictions of any nature whatsoever, except as described in Section 3.14 of the Company Disclosure Schedule or those that do not materially adversely interfere with the use of such Real Property as currently used.

                   Section 3.15  ENVIRONMENTAL MATTERS.  Except as disclosed in
Section 3.15 of the Company Disclosure Schedule, as of the date of this Agreement, the Company is in material compliance with all applicable Environmental Laws and there are no Environmental Liabilities and Costs of the Company and its Subsidiaries that would have or are reasonably likely to have a material adverse effect on the Company and its Subsidiaries.

                   For purposes of this Section 3.15, the following definitions shall apply:

                   "Environmental Laws" means all applicable foreign, federal, state and local laws, common law, regulations, rules and ordinances relating to pollution or protection of health, safety or the environment.

                   "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental, health or safety conditions, as a result of past or present





0139329.08-01S2a                                                      36
ownership, leasing or operation of any properties, owned, leased or operated by the Company or any of its Subsidiaries.

                   Section 3.16 REIMBURSEMENT. The Company or its Subsidiaries, as the case may be, are parties to such agreements with third party payors, including Medicaid, health maintenance organizations, preferred provider organizations, insurance companies and other payment sources, which are necessary to conduct their respective businesses as of the date of this Agreement and a true and accurate list of all such agreements is set forth on
Section 3.16 of the Company Disclosure Schedule.

                   Section 3.17  LABOR RELATIONS.  Except as set forth on
Section 3.17 of the Company Disclosure Schedule, there is no labor strike, slowdown or work stoppage or lockout against the Company or any of its Subsidiaries, there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board (the "NLRB") which if decided adversely could have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and there is no representation claim or petition pending before the NLRB and no question concerning representation exists with respect to the employees of the Company or its Subsidiaries.

                   Section 3.18 INSURANCE. As of the date hereof, the Company and each of its Subsidiaries are insured by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds are in full force and effect. Descriptions of these plans and related liability coverage have been previously provided to Parent. Section
3.18 of the Company Disclosure Schedule contains a listing of all open workers compensation and general liability claims as of a recent date. These claims, individually or in the aggregate, would not have a material adverse effect on
the Company and its Subsidiaries, taken as a whole.   All necessary
notifications of claims have been made to insurance carriers other than those which will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.





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
                   Section 3.19 TRANSACTIONS WITH AFFILIATES. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, from May 29, 1993 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                   Section 3.20 COMPLIANCE WITH LAW. The Company and its Subsidiaries have complied in all material respects with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, antitrust laws, ERISA and laws relating to Taxes (as defined in Section 3.12). The Company, with respect to each store location, has all permits and licenses (including, without limitation, pharmaceutical and liquor licenses and permits) necessary to carry on the business being conducted at each store location.

                   Section 3.21 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                   Parent and Sub represent and warrant to the Company as follows:

                   Section 4.1 ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now





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
being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Parent and its Subsidiaries.

                   Section 4.2 CAPITALIZATION. (a) The authorized capital stock of Parent consists of 240,000,000 shares of Parent Common Stock and (b) 20,000,000 preferred shares, par value $1.00 per share (the "Parent Preferred Stock"). As of the date hereof, (i) 83,758,467 shares of Parent Common Stock are issued and outstanding, (ii) no shares of Parent Preferred Stock are issued and outstanding, (iii) 6,532,169 shares of Parent Common Stock are issued and held in the treasury of Parent, and (iv) 6,417,062 shares of Parent Common Stock are reserved for issuance under Parent's 1990 Omnibus Stock Incentive Plan (the "Parent Plan"). All of the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding options or pursuant to the Parent Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except for Parent's 6.75% Zero Coupon Convertible Subordinated Notes due July 24, 2006, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Parent Voting Debt") of Parent or any of its Subsidiaries issued and outstanding. Except as set forth above, and except as set forth in Section 4.2 of the Disclosure Schedule delivered to the Company on or prior to the date hereof (the "Parent Disclosure Schedule") and except for transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of Parent authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its Subsidiaries,





0139329.08-01S2a                                                      39
obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting Debt of, or other equity interest in, Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. There are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of Parent or any subsidiary or affiliate of Parent or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

                            (b)  There are no voting trusts or other agreements
or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or its Subsidiaries. None of Parent or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of Parent, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

                   Section 4.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement and the Zell/Chilmark Stockholder Agreement and, subject in the case of this Agreement to obtaining any necessary approval of Parent's stockholders as contemplated by Section 1.7(b) hereof with respect to the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by their respective Boards of Directors and by Sub's sole stockholder and, except in the case of obtaining any necessary approval of Parent's stockholders as contemplated by Section 1.7(b) hereof, no other corporate action or proceedings on the part of Parent and Sub are necessary to authorize the execution and delivery by Parent and Sub of this Agreement and the





0139329.08-01S2a                                                      40
consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming this Agreement constitutes valid and binding obligations of the Company, constitutes valid and binding obligations of each of Parent and Sub, enforceable against them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Parent Common Stock issued pursuant to the Merger, if any, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                   Section 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act of 1933 (the "Securities Act"), the DGCL, the HSR Act, state blue sky laws and any applicable state takeover laws and the approval by Parent's stockholders of the issuance of Parent Common Stock in the Merger, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby nor compliance by Parent and Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of Parent and Sub to consummate the Offer, the Merger or the other transactions contemplated hereby or thereby), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other





0139329.08-01S2a                                                      41
evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair or the ability of Parent or Sub to consummate the Offer, the Merger or the other transactions contemplated hereby.

                   Section 4.5 SEC REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the SEC, and has heretofore made available to the Company, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since February 27, 1993 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and





0139329.08-01S2a                                                      42
changes in financial position, if any) of Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

                   Section 4.6 ABSENCE OF CERTAIN CHANGES. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, from March 4, 1995 through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice. From March 4, 1995 through the date of this Agreement, there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

                   Section 4.7 NO UNDISCLOSED LIABILITIES. Except (a) to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from March 4, 1995 through the date of this Agreement, neither Parent nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Parent and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the March 4, 1995 consolidated balance sheet of Parent and its Subsidiaries.

                   Section 4.8 INFORMATION IN PROXY STATEMENT/PROSPECTUS. The Registration Statement (or any amendment thereof or supplement thereto) will, at the





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
date it is filed with the SEC and as of the date it becomes effective and the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) at the date mailed to Parent's stockholders and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Registration Statement. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to stockholders and at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Registration Statement will comply in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder.

                   Section 4.9 LITIGATION. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries, which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Parent and its Subsidiaries or would, or would be reasonably likely to, materially impair the ability of Parent or Sub to consummate the Offer, the Merger or the other transactions contemplated hereby.

                   Section 4.10 TAXES. (a) As of the date of this Agreement, except as set forth in Section 4.10 of the Parent Disclosure Schedule:

                            (i)  Parent and its Subsidiaries have (I) duly
filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns





0139329.08-01S2a                                                      44
are true, correct and complete in all material respects, and (II) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof;

                            (ii)  Parent and its Subsidiaries have complied in
all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

                            (iii)  no federal, state, local or foreign audits
or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Parent or its Subsidiaries and neither Parent nor its Subsidiaries has received a written notice of any pending audits or proceedings; and

                            (iv)  neither the Service nor any other taxing
authority (whether domestic or foreign) has asserted, or to the best knowledge of Parent, is threatening to assert, against Parent or any of its Subsidiaries any deficiency or claim for Taxes.

                 (b)  As of the date of this Agreement, except as set forth in
Section 4.10 of the Parent Disclosure Schedule:

                            (i)  there are no material liens for Taxes upon any
property or assets of Parent or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

                            (ii)  neither Parent nor any of its Subsidiaries
has agreed to or is required to make any adjustment under Section 481(a) of the Code;

                            (iii)  the federal income Tax Returns of Parent and
its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including March 2,





0139329.08-01S2a                                                      45

1991 for Parent and October 31, 1987 for Perry Drug Stores, Inc.;

                            (iv)  neither Parent nor any of its Subsidiaries is
a party to any material agreement providing for the allocation or sharing of Taxes; and

                            (v)  neither Parent nor any of its Subsidiaries
has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

                   Section 4.11 COMPLIANCE WITH LAW. Parent and its Subsidiaries have complied in all material respects with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, antitrust laws, ERISA and laws relating to Taxes.

                   Section 4.12 NO DEFAULT. The business of Parent and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective certificate of incorporation or by-laws or similar organizational documents, (b) any lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which either has a term of more than one year or involves the payment or receipt of money in excess of $300,000 (a "Parent Agreement") or (c) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Parent or any of its Subsidiaries, excluding from the foregoing clauses (b) and (c), defaults or violations that would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially





0139329.08-01S2a                                                      46
impair the consummation of the Offer or the ability of Parent or Sub to consummate the Merger or the other transactions contemplated hereby. Except as set forth on Schedule 4.12 of the Parent Disclosure Schedule, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the best knowledge of Parent or Sub, threatened, nor to the best knowledge of Parent or Sub, has any Governmental Entity indicated an intention to conduct the same.

                   Section 4.13 FINANCING. Either Parent or Sub has, or will have prior to the consummation of the Offer, sufficient funds available to purchase the Shares pursuant to the Offer.

                   Section 4.14 OPINION OF FINANCIAL ADVISOR. Parent has received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), dated as of a date which is on or prior to the date of this Agreement to the effect that, as of such date, the consideration to be paid by Parent in the Offer and the Merger, taken together, is fair to Parent from a financial point of view (the "Parent Fairness Opinion"). Parent has delivered to the Company a copy of the Parent Fairness Opinion, together with DLJ's authorization to include the Parent Fairness Opinion in the Offer Documents and the Proxy Statement/Prospectus.


                                   ARTICLE V

                                   COVENANTS

                   Section 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, (i) except as expressly provided in this Agreement, and (ii) during the period prior to the consummation of Offer, except with the prior written consent of Parent, and (iii) during the period following the consummation of the Offer and prior to the Effective Time, except with the authorization of the Board of Directors of the Company, including the affirmative vote of a majority of the Continuing Directors, and (iv) following consummation of the Offer and prior to the Effective Time, except for prepayments by Parent of indebtedness of the Company and the advancement of funds by Parent to the Company on the terms and condi-




0139329.08-01S2a                                                      47
tions, and at the interest rate, and for the purposes for which borrowing may be made, under the Company's existing credit facility:

                            (a)  the business of the Company and its
Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

                            (b)  the Company will not, directly or indirectly,
split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

                            (c)  neither the Company nor any of its
Subsidiaries shall: (i) amend its certificate of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by the Company's Subsidiaries to the Company or its Subsidiaries; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to exercise of stock-based awards or options outstanding on the date hereof as disclosed in Section 3.2 or in
Section 5.1(c) of the Company Disclosure Schedule; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than (a) in the ordinary course of business consistent with past practice or (b) pursuant to existing agreements disclosed in Section 5.1(c) of the Company Disclosure Schedule; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                            (d)  except as disclosed in Section 5.1(d) of the
Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall: (i) except as otherwise provided in this Agreement and except for normal, regularly scheduled increases for non-officer employees





0139329.08-01S2a                                                      48
consistent with past practice or pursuant to the terms of existing collective bargaining agreements, grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee (including through any new award made under, or the exercise of any discretion under, any Benefit Plan (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement; (iii) enter into any, or amend any existing, employment or severance agreement with or, grant any severance or termination pay to any officer, director, employee or consultant of the Company or any of its Subsidiaries; or (iv) make any additional contributions to any grantor trust created by the Company to provide funding for non-tax-qualified employee benefits or compensation; or (v) provide any severance program to any Subsidiary which does not have a severance program as of the date of this Agreement;

                            (e)  neither the Company nor any of its
Subsidiaries shall modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

                            (f)  neither the Company nor any of its
Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business consistent with past practice;

                            (g)  except as set forth in Section 5.1(g) of the
Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall: (i) incur or assume any debt except for borrowings under existing credit facilities in the ordinary course consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other





0139329.08-01S2a                                                      49
person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in accordance with past practice); or (iv) enter into any material commitment (including, but not limited to, any leases, capital expenditure or purchase of assets) other than purchases of inventory in the ordinary course of business consistent with past practice;

                            (h)  neither the Company nor any of its
Subsidiaries shall change any of the accounting principles used by it unless required by GAAP;

                            (i)  neither the Company nor any of its
Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

                            (j)  neither the Company nor any of its
Subsidiaries will adopt a plan of complete or partial liquidation, disso-lution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries or any agreement relating to a Takeover Proposal (as defined in Section 5.6) (other than the Merger);

                            (k)  neither the Company nor any of its
Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

                            (l)  neither the Company nor any of its
Subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of Regulation S-K under the Securities Act that would be required to be disclosed under such Item 404, other than





0139329.08-01S2a                                                      50
pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement (which are set forth on Section 5.1(l) of the Company Disclosure Schedule);

                            (m)  close, shut down, or otherwise eliminate any
of the Company's stores other than in the ordinary course of business consistent with past practice;

                            (n)  change the name of or signage at any of the
Company's stores;

                            (o)  close, shut down, or otherwise eliminate any
of the Company's distribution centers;

                            (p)  move the location, close, shut down or
otherwise eliminate the Company's headquarters, or effect a general staff reduction at such headquarters;

                            (q)  change or modify in any material respect the
Company's existing advertising program and policies;

                            (r)  except as set forth in Section 5.1(r) of the
Company Disclosure Schedule, enter into any new lease (other than renewals of existing leases after consultation with Parent) or purchase or acquire or enter into any agreement to purchase or acquire any real estate;

                            (s)  neither the Company nor any of its Subsidiaries
will incur any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries; and

                            (t)  neither the Company nor any of its
Subsidiaries will enter into an agreement, contract, commitment or ar-rangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                   Section 5.2 TREATMENT OF CERTAIN INDEBTEDNESS. The Company will cooperate with Parent, if Parent shall so request, to effect a defeasance of, and/or a repurchase by means of a debt tender offer (together with a





0139329.08-01S2a                                                      51
solicitation of consents to eliminate the restrictive covenants) of, the 9 1/8% Senior Notes due 2000 issued by the Company and the 10 1/8% Senior Notes due June 1, 2002 issued by Hook SupeRx, Inc., provided that any funds and all related out-of-pocket transaction expenses necessary to effect any such defeasance or repurchase shall be provided and borne by Parent, without any right of reimbursement. The Company and Parent will cooperate to effect such defeasance and/or repurchase in a manner which takes into account all relevant tax, accounting, corporate, structural, contractual and similar issues.

                   Section 5.3 ACCESS TO INFORMATION. (a) To the extent permitted by applicable law, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries) and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries). Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the existing confidentiality agreement between the Company and Parent, dated August 17, 1995 (the "Confidentiality Agreement").

                            (b)  To the extent permitted by applicable law,
Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Company, access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to Parent and its Subsidiaries) and, during such period, Parent shall (and shall





0139329.08-01S2a                                                      52
cause each of its Subsidiaries to) furnish promptly to the Company (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (b) all other information as the Company may reasonably request (including any Tax Returns or other Tax related information pertaining to Parent and its Subsidiaries). The Company will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

                   Section 5.4 CONSENTS AND APPROVALS. (a) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Anti-trust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

                            (b)  Parent and the Company shall, and each shall
cause each of its Subsidiaries to, subject to the preceding subsection, (i) cooperate with one another to prepare, as soon as practicable, all filings and other presentations in connection with seeking any regulatory approval from a Governmental Entity, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement, (ii) prosecute such filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such approval by persons not party to this Agreement, and (iv) take all such further action as in Parent's and the Company's judgment reasonably may facilitate obtaining any final order or orders approving such transactions consistent with this Agreement.

                            (c) Each of the Company, Parent and Sub will take
all reasonable actions necessary to comply promptly with all legal requirements (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity, including, without limitation, any





0139329.08-01S2a                                                      53
schedule, or reports required to be filed with the SEC), and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent, Sub, the Company or any of their Subsidiaries in connection with the Offer, the Merger or the taking of any action contemplated thereby or by this Agreement or the Stockholders Agreements.

                   Section 5.5 EMPLOYEE BENEFITS. (a) Parent agrees to cause Surviving Corporation and its Subsidiaries to provide to certain employees of the Company payments and benefits, which are set forth in this Section 5.5(a) and which shall be effected, by means of individual agreements, negotiated in good faith by the parties hereto, reflecting the economic terms set forth in this Section 5.5.

    (i) EVA PLAN BONUS
        --------------

                   As soon as practicable following the earlier of (A) the Effective Time and (B) the end of the Company's 1996 fiscal year, the Company shall pay, pursuant to the terms of the Company's Economic Value Added Incentive Plan (the "EVA Plan") as herein modified, bonuses for fiscal year 1996, calculated based on the Company's financial results as of February 10, 1996, and annualized to equal a bonus for a 12 month period.

    (ii)  SEVERANCE PAY
          -------------

                   With respect to the executives of the Company listed on
Schedule 5.5(a)(ii) attached hereto ("Covered Executives"), effective as soon as practicable following the Effective Time (or if later, the date of termination of employment of the Covered Executive), the Company shall pay to each Covered Executive severance payments (the "Severance Payments"), on a bi-weekly basis or at such other intervals as are consistent with Parent's executive payroll practices, based on one of the two





0139329.08-01S2a                                                      54
formulae set forth below, pursuant to elections made by each Covered Executive prior to the Effective Time:

                            (A) Severance Payments equal to, on an annualized basis, "Base Pay" (as defined below), continuing for a period of three years with respect to Covered Executives who are listed as Group A Executives ("Group A Executives") on Schedule 5.5(a)(ii)(A) of the Company Disclosure Schedule and for a period of 18 months with respect to Covered Executives listed as Group B Executives ("Group B Executives") on Schedule 5.5(a)(ii)(A) of the Company Disclosure Schedule. For purposes of this
    Section 5.5(a), Base Pay shall mean the highest base pay paid to the Covered Executive during any one of the 1994, 1995 or 1996 fiscal years, provided that the base pay for the 1996 fiscal year shall be calculated on an annualized basis; or

                            (B) Severance Payments equal to, on an annualized basis, "Base Plus Bonus Pay" (as defined below), continuing for a period of two years with respect to Group A Executives, and for a period of one year with respect to Group B Executives. For purposes of this Section 5.5(a), Base Plus Bonus Pay shall mean Base Pay plus the amount that would have been paid to the executive under the EVA Plan for fiscal year 1995 as the targeted bonus (the "1995 Target Bonus").

                   In lieu of the Severance Payments described in clauses (A) and (B) above, Messrs. Hoven and Mastrian shall receive Severance Payments, continuing for three years, equal to, on an annualized basis, Base Plus Bonus Pay.

                   The period during which a Covered Executive continues to receive Severance Payments shall be referred to in this Section 5.5(a) as the "Severance Period" for such Covered Executive.

                   During the Severance Period, each Covered Executive shall continue to receive, at the Company's expense, continuation of benefits described in Section 6(a)(ii) of the Covered Executive's employment agreement with the Company on terms at least as favorable to the Covered Executive as is currently in effect, which bene-

0139329.08-01S2a                                                      55
fits may be provided by covering such Covered Executive under benefit plans and programs maintained by Parent PROVIDED, FURTHER HOWEVER, that to the extent any such Covered Executive receives comparable benefits from, and at the expense of, a subsequent employer, such benefits from the Company shall cease.

                   Notwithstanding anything in this Agreement to the contrary, the Severance Payments described in clauses (A) or (B) above shall be paid to a Covered Executive only if such Covered Executive is actively employed by the Company immediately prior to the Effective Time.

                   In the event that a Covered Executive that continues employment with the Company following the Effective Time is terminated prior to the expiration of the Severance Period that would have applied had such Covered Executive been terminated effective as of the Effective Time, then such Covered Executive shall be entitled to receive the Severance Payments determined pursuant to this Section 5.5(a).

                   Each employee, other than any Covered Executives, of the Company, who is covered by the Company's severance pay plan as in effect on November 1, 1995 (each, a "Severance-Eligible Employee") and who is employed by the Company immediately prior to the Effective Time and terminated for other than "Cause," as defined below, within 12 months following the Effective Time, shall be entitled to receive bi-weekly severance payments, consistent with Parent's payroll practices, for a six-month period commencing on such Severance-Eligible Employee's date of termination of employment, equal to, on an annualized basis, such Severance-Eligible Employee's Base Pay; PROVIDED, HOWEVER, that such payments shall be reduced (but not below zero), by the amount of compensation such Severance-Eligible Employee receives from a subsequent employer to the extent that such Severance-Eligible Employee is employed during such six-month period.

                   For purposes of this Agreement, "Cause" shall mean the conviction of an employee or executive (as the case may be) for the commission of a felony, including the entry of a guilty or NOLO CONTENDERE plea, any willful, grossly negligent or fraudulent action or inaction by an employee or executive, as the case may be, or the





0139329.08-01S2a                                                      56
employee's or executive's willful and continued failure to substantially perform an employee's or executive's assigned duties.

    (iii) SERP BENEFITS
          -------------

                   Each Company employee who is (A) covered by the Company's Supplemental Executive Retirement Plan ("SERP") and (B) actively employed by the Company, in either case, immediately prior to the Effective Time (each, a "SERP Executive") shall be eligible to receive benefits under the SERP based on the terms of the SERP, as modified herein. For each SERP Executive (i) the amount of service taken into account for purposes of calculating benefits and vesting under the SERP shall be equal to the SERP Executive's service with the Company prior to the Effective Time plus the Covered Executive's Severance Period, if any, and (ii) compensation for each SERP Executive for purposes of the SERP shall include one-half of the 1995 Target Bonus for such SERP Executive.

    (iv) GROSS-UP; CAP
         -------------

                   With respect to the eight Executives listed on Section 5.5(a)(iv) of the Company Disclosure Schedule, the Company shall provide such executives with a cash gross-up payment to make such executives whole for the excise taxes imposed on all benefits and other amounts paid or payable to such executive on account of the transactions contemplated by this Agreement as a result of the application of sections 280G and 4999 of the Code. With respect to all other employees of the Company who are entitled to benefits and other amounts paid or payable to such executive on account of the transactions contemplated by this Agreement as a result of the application of sections 280G and 4999 of the Code, the Company shall not be obligated to pay or provide to any such employee any payments or benefits to the extent that such payments or benefits would constitute a "parachute payment" within the meaning of section 280G(b)(2)(A) of the Code.

    (v) ESPP
        ----
                   The Company shall amend the Company's Employee Stock Purchase Plan to provide that the option period





0139329.08-01S2a                                                      57
that is in effect as of the date hereof shall cease as soon as practicable following the date hereof.

    (vi) OUTPLACEMENT
         ------------

                   The Company shall provide outplacement services from a recognized outplacement provider selected by Parent to all employees of the Company as of the Effective Time who were based in Twinsburg, Ohio as of the Effective Time, and are terminated without Cause within one year of the Effective Time.

                   (b) Parent agrees to cause Surviving Corporation and its Subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("Continuing Employees") employee benefits comparable to those benefits provided to similarly situated employees of Parent (which benefits may be provided by covering Company employees under benefit plans maintained by Parent for employees of Parent who perform similar duties). In addition, with respect to medical benefits provided to Continuing Employees as of the Effective Time, Parent agrees to cause Surviving Corporation and its Subsidiaries to waive waiting periods and pre-existing condition requirements under such plans, and to give Continuing Employees credit for any copayments and deductibles actually paid by such employees under the Company's medical plans during the calendar year in which the Closing occurs. In addition, service with the Company shall be recognized for purposes of eligibility under Parent welfare plans as well as for purposes of Parent's programs or policies for vacation pay and sick pay.

                   Section 5.6 NO SOLICITATION. (a) The Company (and its Subsidiaries, and affiliates over which it exercises control) will not, and the Company (and its Subsidiaries, and affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) of the Company or any Subsidiary or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Takeover





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
Proposal for the Company or any Subsidiary or affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) (each, a "Person") relating to any Takeover Proposal, except in the case of clause (ii) above to the extent that
(x) the Takeover Proposal is a bona fide written proposal submitted to the Company's Board of Directors and (y) the Company's Board of Directors determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the Board of Directors' fiduciary duties under applicable law. The Company shall notify Parent and Sub orally and in writing of any such offers, proposals, inquiries or Takeover Proposals (including, without limitation, the material terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof, and shall thereafter inform Parent on a reasonable basis of the status and content of any discussions or negotiations with such a third party, including any material changes to the terms and conditions thereof. The Company shall, and shall cause its Subsidiaries and affiliates over which it exercises control, and will use best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company. Nothing contained in this Section
5.6 shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure as may be required by applicable law.

                            (b)  As used in this Agreement, "Takeover Proposal"
when used in connection with any Person shall mean any tender or exchange offer involving the capital stock of such Person, any proposal for a merger, consolidation or other business combination involving such Person or any Subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity





0139329.08-01S2a                                                      59
interest in, or a substantial portion of the business or assets of, such Person or any Subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any Subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any Subsidiary of such Person other than pursuant to the transactions to be effected pursuant to this Agreement.

                   Section 5.7 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided (including, but not limited to, Section 5.4) each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use their reasonable efforts to take, or cause to be taken, all such necessary actions.

                   Section 5.8 PUBLICITY. So long as this Agreement is in effect, neither the Company nor Parent nor affiliates which either of them control shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement, the Stock Option Agreement or the Zell/Chilmark Stockholder Agreement or the transactions contemplated hereby or thereby without the prior consultation of the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange, provided that each party will use its best efforts to consult with the other party prior to any such issuance.

                   Section 5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be





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
untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                   Section 5.10 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. Parent agrees that at all times after the Effective Time, it shall cause the Surviving Corporation and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of the Company's Subsidiaries, successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the fullest extent permitted by law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the Securities Act, the Exchange Act or state law. Parent shall, and shall cause the Surviving Corporation to, maintain in effect for not less than four years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of the aggregate premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the maximum coverage that shall then be





0139329.08-01S2a                                                      61
available at an annual premium equal to 200% of such rate. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section 5.10. The rights under this Section 5.10 are in addition to rights that an Indemnified Party may have under the Certificate of Incorporation, By-laws, other similar organizational documents of the Company or any of its Subsidiaries or the DGCL. The rights under this Section 5.10 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Parent agrees to cause Surviving Corporation and any of its Subsidiaries (or their successors) to keep in effect the provisions of its Certificate of Incorporation or By-laws or similar organizational documents providing for indemnification to the fullest extent provided by law.

                   Section 5.11 RULE 145 AFFILIATES. At least 40 days prior to the Closing Date, the Company shall deliver to Parent a letter identifying, to the best of the Company's knowledge, all persons who are, at the time of the Company Special Meeting, deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Company Affiliates"). The Company shall use its best efforts to cause each Person who is identified as a Company Affiliate to deliver to Parent at least 30 days prior to the Closing Date an agreement substantially in the form of Exhibit C to this Agreement.

                   Section 5.12 COOPERATION. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (a) with respect to the timing of the Special Meetings, (b) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents approvals or waivers. As soon as possible following the commencement of the Offer, the Company shall cooperate with Parent in the preparation and filing of the Proxy Statement/Prospectus





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
with the Commission, including, but not limited to providing legal, financial, and accounting information concerning the Company and assisting in the preparation of all financial and pro forma financial information required to be included in such Proxy Statement/Prospectus. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Merger and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

                   Section 5.13. PROXY STATEMENT/PROSPECTUS. As soon as practicable following the consummation of the Offer, Parent and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and each shall use its best efforts to have the Proxy Statement/Prospectus cleared by the SEC as promptly as practicable. As soon as practicable following such clearance Parent shall prepare and file with the SEC the Registration Statement, of which the Proxy Statement/Prospectus will form a part, and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter. Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement/Prospectus, and each will provide to the other promptly copies of all correspondence between it or any of its representatives and the SEC. Each of the Company and Parent shall furnish all information concerning it required to be included in the Registration Statement and the Proxy Statement/Prospectus, and as promptly as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus will be mailed to the stockholders of the Company and Parent. No amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus will be made without the approval of each of the Company and Parent, which approval will not be unreasonably withheld or delayed. Each of the Company and Parent will advise the other promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any amend-



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

ment thereto or any supplement or amendment to the Proxy Statement/Prospectus has been filed, or the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock to be issued in the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Registration Statement or the Proxy Statement/Prospectus.

                   Section 5.14 NEW YORK STATE REAL PROPERTY TRANSFER AND GAINS TAXES. Sub or the Surviving Corporation shall pay or cause to be paid any New York State and New York City Real Property Transfer or Gains Taxes incurred in connection with the Offer and the Merger.

                   Section 5.15 CONFIDENTIALITY/STANDSTILL AGREEMENT. The parties hereto agree that the Confidentiality Agreement shall be hereby amended to provide that any provision therein which in any manner limits, restricts or prohibits the voting or acquisition of Shares by Parent or any of its affiliates or the representation of Parent's designees on the Company's Board of Directors or which in any manner would be inconsistent with this Agreement or the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement or the transactions contemplated hereby and thereby shall terminate as of the date hereof. The Company agrees not to take any action that would impede, bar, restrict or otherwise interfere in any manner with Parent's rights under the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement, including, without limitation, Parent's right to exercise the option granted to Parent pursuant to the Stock Option Agreement. The provisions of this Section 5.15 shall survive any termination of this Agreement.

                   Section 5.16 STOCK EXCHANGE LISTING. The Parent shall use its best efforts to list prior to the Effective Time on the New York Stock Exchange, Inc. ("NYSE") and the Pacific Stock Exchange, subject to official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.





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
                                   ARTICLE VI

                                   CONDITIONS

                   Section 6.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

                   (a) this Agreement shall have been adopted by the stockholders of the Company in accordance with the DGCL;

                   (b) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling which remains in force and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger;

                   (c) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and

                   (d) Parent, Sub or their affiliates shall have purchased Shares pursuant to the Offer.


                                  ARTICLE VII

                                  TERMINATION

                   Section 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval hereof:

                   (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.





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
                            (b)  By either of the Board of Directors of the
Company or the Board of Directors of Parent:

                                 (i)  if Parent or Sub has not purchased Shares
    in accordance with the terms of the Offer on or prior to April 29, 1996; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
    Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure to satisfy the conditions to the Offer; PROVIDED FURTHER, HOWEVER, that Parent shall not have the right to terminate this Agreement under this Section 7.1(b)(i) if Parent or Sub purchases any Shares in connection with the Offer after April 29, 1996; or

                                 (ii)  if any Governmental Entity shall have
    issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                            (c)  By the Board of Directors of the Company:

                                 (i)  if, prior to the purchase of Shares
    pursuant to the Offer, the Board of Directors of the Company shall have (A) withdrawn, or modified or changed in a manner adverse to Parent or Sub its approval or recommendation of the Offer, this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement relating to a Takeover Proposal, and (B) determined, after having received the oral or written opinion of outside independent legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (A) would result in a breach of the Board of Directors' fiduciary duties under applicable law; PROVIDED, HOWEVER, that the Company shall have given Parent and Sub at least thirty-six hours advance actual notice of any termination pursuant to this Section 7.1(c)(i) and shall have





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
    made the payment referred to in Section 7.3 hereof; or

                            (ii) if prior to the purchase of Shares pursuant to the Offer, Parent or Sub (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on Parent and its Subsidiaries; PROVIDED, HOWEVER, that if any such breach is cured, the Company may not terminate this Agreement pursuant to this Section 7.1(c)(ii); or

                            (iii) if Parent or Sub shall have terminated the Offer, or the Offer shall have expired, without Parent or Sub, as the case may be, purchasing any shares of Company Common Stock pursuant thereto; PROVIDED that the Company may not terminate this Agreement pursuant to this
    Section 7.1(c)(iii) if the Company is in material breach of this Agreement;
    or

                            (iv) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Sub or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; PROVIDED, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iv) if the Company is in material breach of this Agreement.

                       (d)  By the Board of Directors of Parent:

                            (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Sub or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; PROVIDED that Parent may not terminate this





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
    Agreement pursuant to this Section 7.1(d)(i) if Parent or Sub is in material breach of this Agreement; or

                            (ii)  if (A) prior to the purchase of Shares
    pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Sub its approval or recommendation of the Offer, this Agreement or Merger or shall have recommended a Takeover Proposal or other business combination, or the Company shall have entered into an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combination with a person or entity other than Parent, Sub or their Subsidiaries (or the Board of Directors of the Company resolves to do any of the foregoing), or (B) prior to the consummation of the Offer, it shall have been publicly disclosed or Parent or Sub shall have learned that any person, entity or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) (an "Acquiring Person"), other than Parent, Sub or Zell/Chilmark Fund, L.P. or Magten or FMR Corp. (including any of FMR Corp.'s affiliates) shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 14.9% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 14.9% of any class or series of capital stock of the Company (including the Shares); or

                            (iii) if Parent or Sub, as the case may be, shall have terminated the Offer, or the Offer shall have expired without Parent or Sub, as the case may be, purchasing any Shares thereunder, PROVIDED that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(iii) if Parent or Sub is in material breach of this Agreement.

                   Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be





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
given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Sub or the Company except (A) for fraud or for material breach of this Agreement and (B) as set forth in Sections 5.15, 7.3, 8.1 and 8.2 hereof.

                   Section 7.3 TERMINATION FEE. If (w) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof, (x) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii)(A) hereof, (y) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii)(B) and within nine months of such termination, an Acquiring Person shall acquire or beneficially own a majority of the then outstanding Shares or shall have obtained representation on the Company's Board of Directors or shall enter into a definitive agreement with the Company with respect to a Takeover Proposal or similar business combination, or (z) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii) hereof, in each case due to (I) a material breach of the representations and warranties of the Company set forth in this Agreement or (II) a material breach of, or failure to perform or comply with, by the Company any material obligation, covenant or agreement contained in this Agreement, then in any such case as described in clause (w), (x), (y) or (z) (each such case of termination being referred to as a "Trigger Event"), the Company shall pay to Parent (not later than the date of termination of this Agreement in the case of clauses
(w), (x) and (z) above) an amount equal to $45 million.


                                  ARTICLE VIII

                                 MISCELLANEOUS

                   Section 8.1 FEES AND EXPENSES. Except as otherwise provided in Section 7.3 hereof and except for expenses incurred in connection with printing the Offer Documents, Schedule 14D-9, Proxy Statement/Prospectus and the Registration Statement, as well as the filing fees relating thereto and relating to the filing under the HSR Act, which costs shall be shared equally by Parent and





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
the Company, all costs (other than the filing fee for registration of the Parent Common Stock which will be paid by Parent) and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

                   Section 8.2 FINDERS' FEES. (a) Except for Morgan Stanley & Co. Incorporated, a copy of whose engagement agreement has been provided to Parent and whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

                            (b)  Except for Donaldson, Lufkin & Jenrette
Securities Corporation, a copy of whose engagement agreement has been provided to the Company and whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

                   Section 8.3 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, pursuant to action taken by their respective Boards of Directors (which, in the case of the Company, shall include the affirmative vote of a majority of the Continuing Directors), at any time prior to the Closing Date with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the consideration to be received by the Company's stockholders in the Merger.

                   Section 8.4 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties





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
in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                   Section 8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                            (a)   if to Parent or Sub, to:
                                  Rite Aid Corporation
                                  30 Hunter Lane
                                  Camp Hill, Pennsylvania  17011
                                  Attention:  Chief Executive Officer
                                  Telephone No.: (717) 761-2633
                                  Telecopy No.:  (717) 975-5905

                                  with a copy to:

                                  Nancy A. Lieberman, Esq.
                                  Skadden, Arps, Slate, Meagher & Flom
                                  919 Third Avenue
                                  New York, New York 10022
                                  Telephone No.: (212) 735-3000
                                  Telecopy No.:  (212) 735-2000

                                  and

                            (b)   if to the Company, to:

                                  Revco D.S., Inc.
                                  1925 Enterprise Parkway
                                  Twinsburg, Ohio  44087
                                  Attention:  Chief Executive Officer
                                  Telephone No.: (216) 425-9811
                                  Telecopy No.:  (216) 487-1679





0139329.08-01S2a                                                      71
                                  with a copy to:

                                  Michael K.L. Wager, Esq.
                                  Benesch, Friedlander,
                                    Coplan & Aronoff
                                  2300 BP America Building
                                  200 Public Square
                                  Cleveland, Ohio 44114
                                  Telephone No.: 216-363-4500
                                  Telecopy No.:  216-363-4588


                   Section 8.6 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November __, 1995. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act.

                   Section 8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                   Section 8.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement, the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement and the Confidentiality Agreement, as modified hereby (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 5.5 and 5.10 with respect to the obligations of the Company or the Surviving Corporation thereunder, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.





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
                   Section 8.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                   Section 8.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

                   Section 8.11 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                   Section 8.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent; PROVIDED, HOWEVER, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                   Section 8.13 JOINT AND SEVERAL LIABILITY. Parent and Sub hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.





0139329.08-01S2a                                                      73

                   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                            RITE AID CORPORATION



                            By: /s/ Martin L. Grass
                                ---------------------------------------
                                Name:         Martin L. Grass
                                Title:        Chairman of the Board and
                                              Chief Executive
                                              Officer


                            OCEAN ACQUISITION CORPORATION


                            By: /s/ Martin L. Grass
                                ---------------------------------------
                                Name:         Martin L. Grass
                                Title:        President


                            REVCO D.S., INC.



                            By: /s/ D. Dwayne Hoven
                                ---------------------------------------
                                Name:         D. Dwayne Hoven
                                Title:        President and Chief
                                              Executive Officer





0139329.08-01S2a

                                                                      ANNEX A
                                                                      -------


                         CONDITIONS TO THE TENDER OFFER
                         ------------------------------

                 Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Sub's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated prior to the expiration of the Offer, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after November 17, 1995 and prior to the acceptance for payment of any Shares, any of the following events shall occur or shall be determined by Sub to have occurred:

                 (a) there shall be instituted, pending or threatened any action or proceeding by any government or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Parent or Sub or the consummation by Parent or Sub of the Merger, seeking to obtain material damages relating to the Merger Agreement, the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement or any of the transactions contemplated thereby or otherwise seeking to prohibit directly or indirectly the transactions contemplated by the Offer or the Merger, or challenging or seeking to make illegal the transactions contemplated by the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement or otherwise directly or indirectly to restrain, prohibit or delay the transactions contemplated by the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement, (ii) seeking to restrain,





0139329.08-01S2a                                                      A-1
prohibit or delay Parent's, Sub's or any of their subsidiaries' ownership or operation of all or any portion (other than an immaterial portion) of the business or assets of the Company or its subsidiaries, or to compel Parent or any of its subsidiaries to dispose of or hold separate all or any portion (other than an immaterial portion) of the business or assets of the Company or Parent or their respective subsidiaries, (iii) seeking to impose or confirm material limitations on the ability of Parent, Sub or any of their subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent, Sub or any of their subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or (iv) seeking to require divestiture by Parent, or Sub or any of their subsidiaries of any Shares; or

                 (b) there shall be any action taken, or any statute, rule, regulation, injunction, judgment, order or decree enacted, enforced, entered, promulgated, issued or deemed applicable to the Offer or the Merger, by any court, government or governmental authority or agency, domestic or foreign, that, directly or indirectly, results in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above; or

                 (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of three hours, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any foreign or United States governmental authority or agency on the extension of credit by banks or other financial institutions, (v) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on November 29, 1995, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or





0139329.08-01S2a                                                      A-2

                 (d) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct in any material respect as of the date of consummation of the Offer as though made on or as of such date, except (i) for changes specifically permitted by the Merger Agreement and (ii) those representations and warranties that address matters only as of a particular date which are true and correct as of such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it; or

                 (e) the Merger Agreement shall have been terminated in accordance with its terms; or

                 (f) any party to the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement other than Sub and Parent shall have breached or failed to perform any of its agreements under such agreements or breached any of its representations and warranties in such agreements or any such agreement shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and Sub under the Merger Agreement, the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement; or

                 (g) (i) it shall have been publicly disclosed or Parent or Sub shall have otherwise learned that any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Zell/Chilmark Fund, L.P. or Magten Asset Management Corporation, or FMR Corp. (including any of FMR Corp.'s affiliates) Parent or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 14.9% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 14.9% of any class or series of capital stock of the Company (including the Shares); or (ii) any person, entity or group shall have entered into a definitive agreement or agreement in principle with the





0139329.08-01S2a                                                      A-3

Company with respect to a merger, consolidation or other business combination with the Company; or

                 (h) a tender or exchange offer for some or all of the Shares or proposal for a Takeover Proposal shall have been publicly proposed to be made or shall have been made by another person or entity;

                 (i) the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Sub (including by amendment of the Schedule 14D-9), its approval or recommendation of the Offer, the Merger Agreement, or the Merger, or recommended another proposal or offer, or shall have resolved to do any of the foregoing; or

                 (j) there shall have occurred any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) which has, individually or in the aggregate, a material adverse effect (as defined in the Merger Agreement) on the Company and its Subsidiaries;

which in the sole judgment of Parent or Sub, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Sub giving rise to such condition) makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

                 The foregoing conditions are for the sole benefit of Parent and Sub and may be asserted by Parent or Sub regardless of the circumstances giving rise to any such condition or may be waived by Parent or Sub in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.





0139329.08-01S2a                                                      A-4

                                  Exhibit A


See Exhibit 4 to this Schedule 14D-9.

                                  Exhibit B


See Exhibit 5 to this Schedule 14D-9.

                                                               EXHIBIT C
                                                               ---------

                          Form of Affiliate Agreement
                          ---------------------------

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011

Ladies and Gentlemen:

        The undersigned is a holder of shares of Common Stock, par value $.O1 per share (the "Company Common Stock"), of Revco D.S., Inc., a Delaware corporation (the "Company"). The undersigned may receive shares of Common Stock, par value $1.00 per share (the "Parent Common Stock"), of Rite Aid Corporation, a Delaware corporation ("Parent"), in connection with the merger of Ocean Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), with and into the Company, with the Company continuing as the surviving corporation (the "Merger").

        The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the rules and regulations under the Securities Act of 1933, as amended (the "Act"). Execution of this Agreement by the undersigned should not be construed as an admission of "affiliate" status or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this Agreement.

        If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

        A. The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the provisions of Rule 145 (and otherwise in accordance with Rule 144 under the Act if the undersigned is an affiliate of Parent and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "Commission"), is not required to be registered under the Act.

        B. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on behalf of the undersigned under the Act or, except as provided in paragraph F.1 below, to take any other action necessary in order to make compliance with an exemption from such registration available.

        C. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock issued to the undersigned and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT
        OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED NOVEMBER 29, 1995 BETWEEN THE REGISTERED HOLDER HEREOF AND RITE AID CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF RITE AID CORPORATION."

        D. The undersigned also understands that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        E. In the event of a sale of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Parent may otherwise reasonably request. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned in a manner inconsistent with this letter.

        F. By Parent's acceptance of this Agreement, Parent hereby agrees with the undersigned as follows:

        1. For so long as to the extent necessary to permit the undersigned to sell the Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of Parent Common Stock by the undersigned under Rule 145 and Rule
144. Parent has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

        2. It is understood and agreed that the legends set forth in paragraph C and D above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired Parent Common Stock re-ceived in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, (iii) the Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained from the staff of the Commission, to the effect that the Parent Common Stock subject thereto may be transferred free of the restrictions imposed by Rule 144 or 145 under the Act, or (iv) in the event of a sale of Parent Common Stock received by the undersigned in the Merger which has been registered under the Act or made in conformity with the provisions of Rule 145; and, in the case of
(i) and (ii) above, Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

        The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock received by the undersigned in the Merger.

                                                Very truly yours,


                                                -----------------------------
                                                             Name


Accepted this ____ day of
_____________  199___, by


RITE AID CORPORATION


By:_____________________________
  Name:
  Title: